EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

PARENT
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The Southern Banc Company, Inc.

                                     State or Other               Percentage
Subsidiaries (1)             Jurisdiction of Incorporation         Ownership
----------------             -----------------------------         ---------

The Southern Bank Company            United States                   100%
First Service Corporation               Alabama                      100%

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(1)      The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements attached hereto as an exhibit.